UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 9, 2026
Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)

(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2026, IRIDEX Corporation (the “Company”) and SFIII Hellyer, LLC and SFIII FOS Hellyer Holding, LLC (the “Landlord”) entered into a triple net lease (the “Lease”) pursuant to which the Company will lease office space located at 5215 Hellyer Avenue in San Jose, California (the “Leased Space”) as the Company’s new corporate headquarters.

The Leased Space consists of approximately 30,784 square feet. The Lease term is anticipated to commence on July 1, 2026 or such earlier date as the Company begins occupancy of the Leased Space for its business operations. The term of the Lease is 90 months from the commencement date. The Company has the right to extend the term of the Lease for an additional 60 months at the greater of (a) the Rent (as defined in the Lease) payable prior the commencement of the Option Term (as defined in the Lease) and (b) the then-prevailing Market Rent (as defined in the Lease). The Lease provides that minimum rent will abate during the six-month period following the commencement date. The annual minimum rent, to be paid in equal monthly installments, will be approximately $646,464 for the full initial lease year and increase to approximately $665,857 for the second full lease year. Thereafter, minimum rent will increase by approximately 3.0% per annum over the rest of the initial Lease term. The Company is also responsible for paying its share of operating expenses, taxes, and utilities. The Lease includes various covenants, indemnities, remedies, termination rights, sublease and transfer rights and other provisions customary for lease transactions of this nature.

The foregoing summary of the Lease is only a summary of the material terms of the Lease, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Lease dated March 9, 2026 by and between SFIII Hellyer, LLC and SFIII FOS Hellyer Holding, LLC and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/ Romeo R. Dizon
Romeo R. Dizon
Chief Financial Officer

Date: March 13, 2026